EXHIBIT 10.23.2

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Agreement”) is made as of the 1st day of August, 2001, by and between 200 SOUTH VIRGINIA INVESTMENTS, LLC’ (“Landlord”) and ADVANCED TELECOM GROUP, INC.  (“Tenant”).

Recitals.

A.                                   Tenant occupies certain premises in the building at 200 South Virginia Street, Reno, Nevada (the “Building”), under a Lease Agreement, dated July 31, 1999, between Landlord and Tenant, as amended pursuant to a First Amendment to Lease dated January 10, 1999 (as amended, the “Lease”).  Terms with initial capitals used in this Agreement, unless otherwise defined herein, shall have the meanings given them in the Leases.

B.                                     Tenant and Landlord desire to further amend the Lease as set forth in this Agreement.

Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree:

1.                                       Antennas.  Tenant currently has three (3) antennas on the roof of the Building, for which Tenant pays $300.00 per month, per antenna (for a total of $900.00 per month), in addition to Base Rent, pursuant to Section 5.5(c) of the Lease.  Tenant desires to install, and Landlord hereby approves installation of, four (4) additional antennas, for which Tenant shall pay Landlord, together with Tenant’s monthly payment of Base Rent, the sum of $250.00 per antenna (for a total of $1,000.00), per month, for a total additional rent for all antennas of $1,900.00, each such payment of $250.00 per additional antenna to commence upon installation thereof (for the month in which such installation is initiated) and to continue on the first day of each and every successive month for so long as Tenant maintains such antenna on the roof of the Building.

2.                                       Ratification.  Except as amended hereby, the Lease is ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

200 SOUTH VIRGINIA INVESTMENTS, LLC, an Oregon limited liability company

By:	SCANLANKEMPERBARD COMPANIES, an Oregon corporation, its Operating Manager

By:	/s/ Jeffrey J. Tarlman
Title:	VP

“Landlord”

ADVANCED TELECOM GROUP, INC.,
a Delaware corporation

By:	/s/ M. J. Callahan
Title:	General Manager

“Tenant”